

                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Bruce R.
Nobles, Rae A. Capps and Clarence K. Lyman his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

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


     SIGNATURE                          TITLE                             DATE
     ---------                          -----                             ----
/S/ BRUCE R. NOBLES      Director, President and Chief Executive      May 30, 1996
- ------------------------ Officer (Principal Executive Officer)
 (Bruce R. Nobles)

/S/ JOHN L. GARIBALDI    Executive Vice President and Chief           May 30, 1996
- ------------------------ Financial Officer (Principal Accounting
(John L. Garibaldi)      and Financial Officer)

/S/ JOHN W. ADAMS        Director, Chairman of the Board              May 30, 1996
- ------------------------
(John W. Adams)

/S/ TODD G. COLE         Director                                     May 30, 1996
- ------------------------
(Todd G. Cole)

/S/ RICHARD F. CONWAY    Director                                     May 30, 1996
- ------------------------
(Richard F. Conway)

/S/ ROBERT G. COO        Director                                     May 30, 1996
- ------------------------
(Robert G. Coo)

/S/ CAROL A. FUKUNAGA    Director                                     May 30, 1996
- ------------------------
(Carol A. Fukunaga)

/S/ WILLIAM BOYCE LUM    Director                                     May 30, 1996
- ------------------------
(William Boyce Lum)

/S/ RICHARD K. MATROS    Director                                     May 30, 1996
- ------------------------
(Richard K. Matros)

/S/ RENO F. MORELLA      Director                                     May 30, 1996
- ------------------------
(Reno F. Morella)

/S/ SAMSON POOMAIHEALANI Director                                     May 30, 1996
- ------------------------
(Samson Poomaihealani)

/S/ EDWARD Z. SAFADY     Director                                     May 30, 1996
- ------------------------
(Edward Z. Safady)